Exhibit 10.1.1


                 FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT


     FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of September 26, 2001 (this "Amendment"), among TEKNI-PLEX, INC. (the "Borrower"), the Guarantors party to the Credit Agreement referred to below, various lending institutions party to the Credit Agreement (the "Lenders") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H

     WHEREAS, the Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of June 21, 2000 (as amended to the date hereof, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend and/or waive certain provisions of the Credit Agreement, and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement and waive certain provisions thereof as herein provided;

     NOW, THEREFORE, it is agreed:

     1. Section 1.01 of the Credit Agreement is hereby amended (which amendment shall be deemed to have been in effect at all times prior to, as well as after, giving effect to this Amendment) by inserting the following new proviso immediately prior to the period at the end of the definition of "Consolidated EBITDA" appearing therein:

         "; provided further that, for purposes of determining Consolidated EBITDA (other than any determination thereof made in respect of the Leverage Ratio, which shall be made according to the definition of Leverage Ratio, or the definition of Permitted Acquisition, which shall be made according to the definition of Permitted Acquisition) for any Test Period during which a Permitted Acquisition has been made, Consolidated EBITDA shall be increased for any Fiscal Quarter which began prior to such Permitted Acquisition and which is included in such Test Period by the amount of Consolidated EBITDA which the Borrower (with the consent of the Agent, such consent not to be unreasonably withheld or delayed) shall determine would have been attributable to the acquired assets for the Fiscal Quarter most recently ended on or prior to the date of such Permitted Acquisition, it being agreed that for the Fiscal Quarter in which the Permitted Acquisition has occurred, such increase shall be prorated to reflect only the days during such Fiscal Quarter prior to the consummation of such Permitted Acquisition".

     2. Section 5.13 of the Credit Agreement is hereby amended by replacing the


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table entries for March 2001 and June 2001 with the following new table entries:

        Fiscal Quarter Ending Closest to                              Amount
        --------------------------------                              ------
        March 2001                                                $102,000,000
        June 2001                                                 $100,000,000

     3. Section 5.12 of the Credit Agreement is hereby amended by replacing the table entry for March 2001 with the following new table entry:

        Fiscal Quarter Ending Closest to                          Ratio
        --------------------------------                          -----
        March 2001                                                6.60:1.00

     4. The Lenders hereby waive any Default or Event of Default which may exist (i) solely as a result of the Borrower's failure to comply with the requirements of Sections 5.12 and/or 5.13 of the Credit Agreement as such Sections were in effect immediately prior to, but not after, giving effect to this Amendment (it being understood that this waiver shall not constitute a waiver of any such provision of the Credit Agreement as in effect after giving effect to this Amendment) and (ii) solely as a result of any misrepresentation which may have been made by the Borrower in connection with the delivery of any Notice of Borrowing delivered pursuant to Section 2.03 or the making of any Borrowing occurring prior to the date of this Amendment, in each case to the extent such misrepresentation resulted solely from the existence of any Default or Event of Default which may have existed pursuant to Sections 5.12 and/or 5.13, but which would not have existed had this Amendment been in effect at the time such representation was made.

     5. In order to induce the Lenders to enter into this Amendment and grant the waivers and amendments contemplated hereby, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby (x) represents and warrants that no Default or Event of Default exists on the Amendment Effective Date after giving effect to this Amendment, (y) makes each of the representations, warranties and agreements contained in the Credit Agreement and the other Credit Documents on and as of the Amendment Effective Date, after giving effect to this Amendment (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date) and (z) agrees to pay to each qualifying Lender, the consent fee described below in Section 8.

     6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement (or of any provision beyond the specific amendments and waivers granted hereby) or any other Loan Document.

     7. This Amendment may be executed in any number of counterparts and by


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the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     9. This Amendment shall become effective on the first date (the "Amendment Effective Date") on which (i) each of the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile) the same to the Agent at its Notice Office and (ii) the Borrower shall have paid to each Lender which executes and delivers a counterpart hereof (including by way of facsimile transmission) to the Agent or its counsel prior to 5:00 P.M. (New York time) on Friday, September 28, 2001, a consent fee equal to 0.05% of such Lender's Revolving Loan Commitment plus outstanding Term Loans (in each case as in effect immediately prior to giving effect to this Amendment).

     10. At all times on and after the Amendment Effective Date, all references in the Credit Agreement and each of the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.


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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.


                                TEKNI-PLEX, INC.


                                By: /s/ James E. Condon
                                    -------------------------------------------
                                    Name:    James E. Condon
                                    Title:   CFO


                                MORGAN GUARANTY TRUST COMPANY OF
                                NEW YORK, Individually and as Agent


                                By: /s/ Tina Ruyte
                                    -------------------------------------------
                                    Name:    Tina Ruyte
                                    Title:   Vice President